Exhibit 99.2

Consent of Director Nominee

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Retail Value Inc., an Ohio corporation (the “Company”), relating to the common shares of the Company to be issued or delivered and sold pursuant to the Retail Value Inc. 2018 Equity and Incentive Compensation Plan, the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus or information statement included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statements, including as filed pursuant to Rule 462(b) under the Securities Act, and to the filing or attachment of this consent with the Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 8th day of June 2018.

/s/ Henrie W. Koetter
Name: Henrie W. Koetter